EXHIBIT 23.1
                                                                    ------------




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-45618, 333-65878 and 333-97235) pertaining to the 1995 Share Option and Incentive Plan, 1998 Share Option and Incentive Plan, 2000 Employees Share Purchase Plan, Amended and Restated 1998 Share Option and Incentive Plan and the Precise Software Solutions Ltd. Stock Option Plan (Formerly Savant Corporation Stock Option Plan) and on Forms S-3 (Registration Nos. 333-81620,333-65876 and 333-102859) of Precise Software Solutions Ltd. and in the related prospectus of our report dated January 21, 2003, with respect to the consolidated financial statements of Precise Software Solutions Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.




                                                /s/ Kost Forer and Gabbay


March 12, 2003                                  KOST, FORER and GABBAY
Tel-Aviv, Israel                                A Member of Ernst & Young Global